                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                       SAFECO CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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/ /  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
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
                                   NOTICE OF
                              1998 ANNUAL MEETING
                                OF SHAREHOLDERS
                              AND PROXY STATEMENT

                                      [LOGO]

                                     [LOGO]

                               SAFECO CORPORATION

                                ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 6, 1998

                            ------------------------

                                                             Seattle, Washington
                                                                  March 20, 1998

To Our Shareholders:

    Notice is hereby given that the Annual Meeting of Shareholders of SAFECO Corporation (the "Corporation") will be held on May 6, 1998, at 11:00 a.m. in the SAFECO Auditorium, SAFECO Plaza, 4333 Brooklyn Avenue N.E., Seattle, Washington, for the following purposes, as set forth in the accompanying Proxy
Statement:

    1. To elect four nominees to serve as directors for three-year terms to expire in 2001; and

    2. To consider and act upon such other matters as may properly come before the Annual Meeting.

    The Board of Directors has established the close of business on March 2, 1998, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

    YOU ARE URGED TO REVIEW CAREFULLY THE ACCOMPANYING PROXY STATEMENT AND TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

    Your proxy may be revoked by you at any time before it has been voted. You may substitute a representative other than those named in the enclosed proxy if you desire. The individuals named in the proxy are the present members of the Executive Committee of the Board of Directors.

    You are cordially invited to attend the Annual Meeting in person if it is convenient for you to do so.

                                              [SIGNATURE]

                                          Roger H. Eigsti
                                          Chairman and Chief Executive Officer

                               SAFECO CORPORATION
                    SAFECO PLAZA, SEATTLE, WASHINGTON 98185

                            ------------------------

                                PROXY STATEMENT
                  ANNUAL MEETING OF SHAREHOLDERS--MAY 6, 1998

                             ---------------------

This Proxy Statement is furnished in connection with the Annual Meeting of Shareholders of SAFECO Corporation (the "Corporation") to be held on May 6, 1998 (the "Annual Meeting"). Shareholders of record at the close of business on March 2, 1998, are entitled to vote at the Annual Meeting either in person or by proxy.

Your proxy in the enclosed form is solicited by the Board of Directors of the Corporation. The shares represented by the proxies received will be voted at the meeting in accordance with your directions.

The approximate date of the mailing of this Proxy Statement and the enclosed form of proxy is March 20, 1998.

                      OUTSTANDING SHARES AND VOTE REQUIRED

On March 2, 1998, there were 141,183,387 shares of the Common Stock of the Corporation ("Common Stock") outstanding, all of which will be entitled to vote at the Annual Meeting to be held on May 6, 1998. Each shareholder is entitled to one vote for each share of Common Stock held of record in such person's name on the record date. Under Washington law and the Corporation's Restated Articles of Incorporation, a quorum consisting of a majority of the shares entitled to vote must be represented in person or by proxy for the transaction of business at the Annual Meeting. Directors are elected by a majority of the votes cast by shares present, in person or by proxy, and entitled to vote at the Annual Meeting. Votes withheld with respect to the election of directors will not be counted either in favor of or against the election of the nominees. Proxies solicited by the Board of Directors will be voted in favor of each of the director nominees unless shareholders direct otherwise in their proxies.

                            SOLICITATION OF PROXIES

The persons named as proxies were selected by the Board of Directors and are the present members of the Executive Committee of the Board. Your proxy may be revoked by you at any time before it has been voted by notifying the Secretary to the Board of Directors, SAFECO Corporation, SAFECO Plaza, Seattle, Washington 98185, in writing of such revocation. Georgeson & Company Inc., New York, New York, has been retained to solicit proxies personally or by mail, telephone or telegram at a cost anticipated to be $6,000 plus reasonable out-of-pocket expenses, which will be paid by the Corporation. Management does not expect to solicit proxies except through the mail; however, if proxies are not promptly received, employees of the Corporation may solicit proxies personally, by telephone or fax.

                             ELECTION OF DIRECTORS

The Board of Directors is divided into three classes. At the 1998 Annual Meeting of Shareholders, four nominees will be elected to serve three-year terms until the 2001 Annual Meeting of Shareholders and until their successors are elected and qualified. Unless otherwise stated, each individual described below has served for at least five years in the position indicated. All nominees are presently directors of the Corporation.

                             NOMINEES FOR DIRECTOR
      CLASS III-- TERM EXPIRES AT THE 2001 ANNUAL MEETING OF SHAREHOLDERS

ROBERT S. CLINE, 60, is Chairman and Chief Executive Officer of Airborne Freight Corporation, an air freight carrier. Mr. Cline has been a director of the Corporation since 1992. He is also an advisory director of Seafirst Corporation and a director of Metricom, Inc.

ROGER H. EIGSTI, 55, is Chairman and Chief Executive Officer of the Corporation. Mr. Eigsti has been a director of the Corporation since 1988. He is also a director of Washington Mutual, Inc. and Washington Mutual Bank.

JOHN W. ELLIS, 69, is Chairman and Chief Executive Officer of the corporate general partner of The Baseball Club of Seattle, L.P., the owner of the Seattle Mariners baseball team. Mr. Ellis is a director of Puget Sound Energy, Inc. and was its Chief Executive Officer from 1976 to 1992 and its Chairman from 1987 to 1993. Mr. Ellis has been a director of the Corporation since 1981. He is also a director of Washington Mutual, Inc. and Washington Mutual Bank, UTILX Corporation and Associated Electric & Gas Insurance Services, Ltd.

WILLIAM W. KRIPPAEHNE, JR., 47, is President and Chief Executive Officer of Fisher Companies Inc., the primary subsidiaries of which are engaged in broadcasting, flour milling and real estate ownership and development. Mr. Krippaehne has been an executive officer of Fisher Companies since 1982 and a director of the Corporation since 1996.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES.

                              CONTINUING DIRECTORS
       CLASS I-- TERM EXPIRES AT THE 1999 ANNUAL MEETING OF SHAREHOLDERS

PHYLLIS J. CAMPBELL, 46, is President of U.S. Bank, Washington, a division of United States National Bank of Oregon. Ms. Campbell has been a director of the Corporation since 1994. She is also a director of Puget Sound Energy, Inc.

BOH A. DICKEY, 53, is President and Chief Operating Officer of the Corporation. Mr. Dickey has been an executive officer of the Corporation since 1982 and a director of the Corporation since 1993. He is also Chairman of the Board of Trustees for the 25 SAFECO mutual funds.

WILLIAM P. GERBERDING, 68, is President Emeritus of the University of Washington, where he served as President from 1979 until his retirement in 1995. Dr. Gerberding has been a director of the Corporation since 1981. He is also a director of Washington Mutual, Inc. and Washington Mutual Bank.

PAUL W. SKINNER, 50, is President of Skinner Corporation, an investment company. Mr. Skinner has been a director of the Corporation since 1988. He is also an advisory director of Seafirst Corporation and Seattle-First National Bank.

       CLASS II-- TERM EXPIRES AT THE 2000 ANNUAL MEETING OF SHAREHOLDERS

JOSHUA GREEN III, 61, is Chairman and Chief Executive Officer of the Joshua Green Corporation, a family investment firm, and Chairman of its wholly-owned subsidiary, Sage Manufacturing Corporation. Mr. Green has been a director of the Corporation since 1981. He is also a director of U.S. Bancorp.

WILLIAM G. REED, JR., 59, was the Chairman of Simpson Investment Company, a forest products holding company, until his retirement in 1996. Mr. Reed has been a director of the Corporation since 1974. He is also a director of Microsoft Corporation, The Seattle Times, Washington Mutual, Inc. and Washington Mutual Bank.

JUDITH M. RUNSTAD, 53, is of counsel to the Seattle law firm Foster Pepper & Shefelman PLLC. Mrs. Runstad has been a director of the Corporation since 1990. She is the immediate past Chairman of the Board of the Federal Reserve Bank of San Francisco.

GEORGE H. WEYERHAEUSER, 71, is Chairman of the Board of Weyerhaeuser Company, a forest products company, and was its Chief Executive Officer from 1966 until his retirement in 1991. Mr. Weyerhaeuser has been a director of the Corporation since 1978. He is also a director of The Boeing Company and Chevron Corporation. Under the terms of the Corporation's retirement policy for directors, Mr. Weyerhaeuser will retire as a director at the Corporation's 1999 Annual Meeting of Shareholders.

                  OWNERSHIP OF THE CORPORATION'S COMMON STOCK

The following table provides information as of February 6, 1998, with regard to the ownership of the Common Stock by directors, nominees for director, the Corporation's chief executive officer and four other most highly compensated executive officers, and all directors and executive officers as a group. Total beneficial ownership of the outstanding Common Stock is less than 1% in the case of each individual listed below except as follows: 1.8% for Mr. Green, 2.1% for Mr. Krippaehne, and 4.7% for all 16 directors and executive officers as a group (including shares subject to stock options which may be exercised within 60 days). The holdings shown in the table do not include 4,515,600 shares held by The SAFECO Employees' Profit Sharing Retirement Plan, as to which the members of that plan's Investment Committee (Messrs. Cline, Ellis, Gerberding, Krippaehne, Reed and Skinner) share voting and investment power and certain members of management may be deemed to share investment power by reason of their positions.

                                                        NUMBER OF SHARES
                                                          BENEFICIALLY
                                                        OWNED AND NATURE   NUMBER OF SHARES
                                                          OF BENEFICIAL    ACQUIRABLE WITHIN
NAME                                                        OWNERSHIP         60 DAYS(1)
------------------------------------------------------  -----------------  -----------------
Phyllis J. Campbell...................................          1,000             --
Robert S. Cline.......................................          5,000             --
Boh A. Dickey.........................................         48,944             86,200
Roger H. Eigsti.......................................        112,363            107,176
John W. Ellis.........................................         13,024             --
William P. Gerberding.................................          2,000             --
Joshua Green III......................................      2,547,432(2)          --
William W. Krippaehne, Jr.............................      3,004,837(3)          --
William G. Reed, Jr...................................        199,555(4)          --
James W. Ruddy........................................          4,500             22,500
Judith M. Runstad.....................................          3,000             --
Paul W. Skinner.......................................        278,120(5)          --
W. Randall Stoddard...................................          3,200              9,750
George H. Weyerhaeuser................................         55,600(6)          --
Richard E. Zunker.....................................         15,938(7)          70,500
All directors and executive officers as a group
  (16 persons)........................................      6,300,012            314,226

------------------------

(1) Shares which may be purchased within 60 days by exercise of options granted under the SAFECO Long-Term Incentive Plan of 1997 and the SAFECO Incentive Plan of 1987.

(2) Represents 2,546,832 shares owned by the Joshua Green Corporation in which Mr. Green has a substantial interest with voting and investment power, and 600 shares owned by his spouse.

(3) Includes 3,002,376 shares owned by two corporations of which Mr. Krippaehne is an officer and director and for which he thereby has shared voting and investment power, and 372 shares owned by Mr. Krippaehne's spouse. Mr. Krippaehne disclaims any beneficial interest in any of the shares referred to in this footnote, other than such indirect interest he may have as a stockholder of said corporations.

(4) Includes 7,772 shares owned by Mr. Reed's spouse and 41,806 shares owned by Mr. Reed's children.

(5) Includes 258,120 shares owned by Skinner Corporation in which Mr. Skinner has a substantial interest with voting and investment power and 16,000 shares owned by trusts of which Mr. Skinner is a co-trustee and for which he thereby has shared voting and investment power. Mr. Skinner disclaims any beneficial interest in the shares owned by the trusts.

(6) Includes 25,200 shares owned by trusts of which Mr. Weyerhaeuser is co-trustee and for which he shares voting and investment power.

(7) Includes 800 shares owned by Mr. Zunker's spouse.

In addition, AMVESCAP PLC, 11 Devonshire Square, London EC2M 4YR, England, reported in a Schedule 13G filed with the Securities and Exchange Commission ("SEC") that in the aggregate its subsidiaries had shared voting power and investment discretion with respect to 12,211,816 shares, or 8.7%, of the Common Stock, at December 31, 1997. The subsidiaries, which are investment management companies and advisers, hold the shares on behalf of their clients, none of which holds more than 5% of the Common Stock.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), directors and officers of the Corporation are required to report their holdings of and transactions in the Corporation's Common Stock to the SEC. To the Corporation's knowledge, based solely on a review of the copies of such reports furnished to the Corporation and written representations that no other reports were required, during 1997 all persons subject to the Section 16 reporting requirements with respect to the Corporation filed the required reports on a timely basis with one exception. H. Paul Lowber became Controller of the Corporation in August 1997. Mr. Lowber's Initial Statement of Beneficial Ownership on Form 3 and his Form 4 for the month of August, which reported two transactions, were filed late.

                            COMMITTEES OF THE BOARD

The Board of Directors of the Corporation presently has these standing committees: Executive, Finance, Audit, Compensation and Nominating. Except for certain fundamental corporate acts reserved to the full Board under Washington law, the Executive Committee has broad authority, when the Board is not in session, to exercise all the powers of the Board in management of the business of the Corporation. The Finance Committee has general supervision over the investments of and all matters of financing by the Corporation. The Audit Committee recommends independent auditors for selection by the Board of Directors, reviews plans for upcoming audits with the independent auditors, reviews the results of completed audits, and regularly reviews the Corporation's approach to business ethics and compliance with the law. The Compensation Committee passes upon all salary increases where the proposed salary is $150,000 per year or more, reviews salary administration policy, administers the Corporation's stock-based incentive plan, and approves all material changes in employee benefit programs. The Nominating Committee reviews qualifications of candidates for board membership, recommends to the Executive Committee candidates for membership on the Board and the annual slate of nominees for director, and recommends to the Board criteria for board membership, composition of the Board, tenure of directors and fees to be paid to directors.

During 1997 the Board and Compensation Committee each held six meetings, the Finance Committee held four meetings, the Executive and Audit Committees each held three meetings, and the Nominating Committee held one meeting. All directors and nominees attended at least 75% of the Board and committee meetings they were eligible to attend. The present members of each committee are:

COMMITTEE      MEMBERS
Audit          Messrs. Gerberding, Green, Krippaehne, Skinner and Mrs. Runstad (Chair).
Compensation   Messrs. Cline, Ellis, Reed, Weyerhaeuser (Chair) and Ms. Campbell.
Executive      Messrs. Eigsti (Chair), Ellis, Green, Weyerhaeuser and Mrs. Runstad.
Finance        Messrs. Cline, Dickey, Eigsti, Ellis (Chair), Gerberding, Krippaehne, Reed
                 and Skinner.
Nominating     Messrs. Ellis, Green (Chair) and Reed.

                     COMPENSATION OF DIRECTORS AND OFFICERS

COMPENSATION OF DIRECTORS

Directors of the Corporation, except those who are also employees, receive fees for their services as directors. The current director fees are an annual retainer of $24,000 and fees of $1,500 for attendance at any Board meeting and $1,000 for attendance at any committee meeting. Effective May 6, 1998, the annual retainer will be increased to $30,000. The Chair of the Finance Committee receives an annual retainer of $5,000 and a $1,000 fee for attendance at any meeting of the Corporation's management investment committee. Effective May 6, 1998, the annual retainer paid to the Chair of the Finance Committee will be reduced to $4,000 and certain other committee chairs will receive an annual retainer, as follows: Chair of the Compensation Committee--$4,000; Chair of the Audit Committee--$3,000; and Chair of the Nominating Committee--$1,000.

Directors may elect to defer their annual retainer and meeting fees under the terms of the SAFECO Corporation Deferred Compensation Plan for Directors. Amounts deferred under that plan are credited with interest at the applicable federal long-term rate in effect at January 1 of each year as determined for purposes of Section 1274 of the Internal Revenue Code of 1986, as amended (the "Code"). Directors are also reimbursed for reasonable travel expenses.

     ANNUAL REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE

Five outside directors of the Corporation, none of whom has been or is an employee of the Corporation and all of whom qualify as disinterested persons for purposes of administering the Corporation's stock option program under Section 16 of the Securities Exchange Act of 1934, comprise the Compensation Committee of the Board of Directors ("Committee"). The Committee is responsible for reviewing the Corporation's salary administration policy, approving salaries which are $150,000 or greater, administering the Corporation's stock-based incentive plan, and approving changes to the Corporation's employee benefit plans. The members of the Committee, which met six times during 1997, are George
H. Weyerhaeuser, Chair, Phyllis J. Campbell, Robert S. Cline, John W. Ellis, and William G. Reed, Jr.

APPROACH TO COMPENSATION

This report discusses the compensation policies applicable to the Corporation's executive officers, including the chief executive officer and four other most highly compensated executives ("Named Executive Officers"). All employees of the Corporation's property and casualty, life, credit and asset management subsidiaries, other than a few employees covered by special targeted incentive plans and employees of the American States insurance subsidiaries (collectively "Non-Participating Employees") participate in the same compensation and retirement plans. The Corporation's compensation policies and plans are intended to:

    1.  Attract and retain high-caliber personnel on a long-term basis.

    2.  Encourage the creation of shareholder value.

    3.  Link compensation to business results and shareholder returns over time.

    4. Maintain an appropriate balance between base salary and short- and long-term incentive opportunities.

ELEMENTS OF COMPENSATION

The following are the basic elements of compensation for executive officers of the Corporation:

    SALARY: Salaries are administered on an individual, subjective basis for all employees, including executive officers. With respect to compensation paid to executive officers the Committee regularly reviews information concerning compensation practices and levels of other companies. Salaries of executive officers are not, however, targeted for any specific level relative to salaries paid by other companies.

    BONUS: The Corporation's executive officers participate in a non-discretionary cash bonus plan which applies to all employees with at least one year of service (other than Non-Participating Employees). An annual bonus pool is established under a fixed formula based on weighted elements of the pre-tax results of the Corporation's major business lines and the investment income of the property and casualty subsidiaries. In years for which the bonus pool is large enough to pay the maximum bonus amounts, employees with three years or more of service receive a bonus equal to 10% of base salary. In years when the fixed formula does not provide a sufficient pool to pay the maximum bonus amounts to all eligible employees, bonus payments made to all employees are reduced proportionately. The percentage of salary paid as a bonus to all employees with three years of service, including the Named Executive Officers, was 10% for each of 1997, 1996, and 1995.

    STOCK-BASED INCENTIVE PROGRAM: A shareholder-approved stock-based incentive program has been an element of compensation since the early 1960s. The purpose of the program is to induce selected, key employees of the Corporation and its subsidiaries to remain employed with the Corporation, to participate in ownership of the Corporation, to advance the interests of the Corporation's shareholders and to increase the value of the Common Stock.

    Under the shareholder-approved SAFECO Long-Term Incentive Plan of 1997 ("Plan") the Committee in its sole discretion may grant to selected, key employees of the Corporation and its subsidiaries stock options, restricted stock rights ("RSRs") and performance stock rights ("PSRs") in amounts and on terms consistent with the Plan.

    Grants of stock options, RSRs and PSRs are made on an individual basis. The Committee makes a subjective judgment in connection with each grant and considers the individual's responsibilities, potential for advancement, current salary, previous grants, the current price of the Common Stock, the performance of the Common Stock over time and, for all individuals other than the chief executive officer, the recommendation of the chief executive officer. Although the Committee does not establish any set value to award under the Plan to any individual, the Committee does consider previous grants made as well as the different nature of stock options, PSRs and RSRs in making awards under the Plan.

    Stock options are awarded at the closing market price of the Common Stock on the grant date and typically vest in 25% increments on the first, second, third and fourth anniversaries of the grant date. The Committee has never rescinded an outstanding option and reissued it at a lower exercise price.

    PSRs entitle the holder to receive a specific number of shares of Common Stock, or cash equal to the closing market price of such shares on the settlement date, if specified performance goals for a stated performance period have been met. In May 1997 PSRs were awarded to the Named Executive Officers. These PSRs extend over a three-year period and provide for annual payouts of a portion of the total award based on achievement of performance goals over the elapsed portion of the performance period. The performance goals established in the 1997 grants were customized for each Named Executive Officer and weighted equally. Performance goals include, as appropriate, the return on equity for the Corporation, its property and casualty or life and health operations; the change in the price of the Common Stock compared to the average change in the price of the common stock of the companies that comprise the peer index ("Stock Price Comparison"); the increase in the Corporation's operating earnings per share; the combined ratio, the net personal lines expense ratio and the annual growth in premiums for the property and casualty operations; and the increase in pretax operating income for the life and health operations. For Mr. Eigsti the three performance goals for the 1997 grant are the Corporation's return on equity, increase in operating earnings per share and the Stock Price Comparison.

    RSRs entitle the holder to receive a specified number of shares of Common Stock or cash equal to the closing market price of such shares on the vesting date. RSRs typically vest and are settled in 25% increments on the first, second, third and fourth anniversaries of the grant date. Holders of RSRs are paid amounts equivalent to the dividends which would be paid on the same number of shares of Common Stock.

    RETIREMENT PROGRAM: Three basic tax-qualified plans comprise the Corporation's retirement program and are available on the same basis to all employees: The SAFECO Employees' Savings Plan ("Savings Plan"), The SAFECO Employees' Profit Sharing Retirement Plan ("Profit-Sharing Plan") and The SAFECO Employees' Cash Balance Plan ("Cash Balance Plan"). In addition, there are two supplemental retirement plans to provide for benefits which cannot be included in the tax-qualified plans. These plans are described in more detail elsewhere in this proxy statement. Since Common Stock constituted 33% of the assets of the Profit-Sharing Plan at December 31, 1997, all participants in the Plan have a significant, indirect ownership in the Corporation and an additional incentive to advance its interests and to increase the value of its Common Stock.

    OTHER EMPLOYEE BENEFITS: The Corporation offers other benefit plans (E.G.,vacation; sick leave; medical, disability, life and accident insurance) to executive officers on the same basis as offered to all employees. In addition, certain benefits (E.G., payment for annual medical exams and club dues) are provided by the Corporation to some executives, including the Named Executive Officers.

CONSIDERATIONS IN CONNECTION WITH COMPENSATION LEVELS

CORPORATE PERFORMANCE

The directors regularly review the Corporation's performance and the degree to which investment returns have been generated for shareholders. This includes review of: customary financial measures with respect to the Corporation, E.G.,the compounded annual return to shareholders, the Common Stock price and the common stock prices of comparable companies; the combined ratio of the Corporation's property and casualty subsidiaries and the combined ratios of competitors; the revenue and premium growth of the Corporation's operating subsidiaries; the Corporation's financial strength and its management of its assets; and the ratings assigned to the Corporation, its subsidiaries or securities by A.M. Best Insurance Services, Standard & Poor's Ratings Group ("S&P"), Moody's Investors Service, Inc. and Duff & Phelps Credit Ratings Company.

The directors annually review graphs that compare the cumulative total return to shareholders of the Corporation with the S&P 500 and a self-constructed peer group comprised of ten companies in the same lines of business as the Corporation's major operating subsidiaries ("Peer Index"), with their returns weighted according to the component companies' respective market capitalization. The ten-year period graph is also included as its time period may more adequately reflect returns for the long-term shareholder and option holder.

                    COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                         AMONG SAFECO, S&P 500 AND PEER INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

               1992       1993       1994       1995       1996       1997
SAFECO             100         99         98        133        157        199
S&P 500            100        110        111        154        189        252
Peer Index         100        111        101        154        196        276

                  Assumes $100 invested on December 31, 1992 in SAFECO Common Stock, the S&P 500 and the Peer Index.
                  -  Total return assumes reinvestment of dividends.
                  - Measurement dates are the last trading day of the calendar year shown.
                  - Peer Index: Aetna, Allstate, Chubb, CIGNA, Cincinnati Financial, Ohio Casualty, Progressive, St. Paul, TIG Holdings and USF&G.

                   COMPARISON OF TEN YEAR CUMULATIVE TOTAL RETURN
                        AMONG SAFECO, S&P 500 AND PEER INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

               1987       1988       1989       1990       1991       1992       1993       1994       1995       1996       1997
SAFECO             100         90        152        133        205        249        246        243        330        390        496
S&P 500            100        117        154        149        194        209        230        233        321        394        526
Peer Index         100        108        148        128        168        204        226        207        314        400        565

       Assumes $100 invested on December 31, 1987 in SAFECO Common Stock, the S&P 500 and the Peer Index.
       -  Total return assumes reinvestment of dividends.
       -  Measurement dates are the last trading day of the calendar year shown.
       - Peer Index: Aetna, Allstate, Chubb, CIGNA, Cincinnati Financial, Ohio Casualty, Progressive, St. Paul, TIG Holdings and USF&G.

INDIVIDUAL PERFORMANCE

In connection with compensation for individual executive officers, the Committee consulted with the chief executive officer and exercised its subjective judgment in evaluating each individual's leadership and managerial abilities, achievement of business unit and corporate objectives, potential for advancement or promotion and the relative value of the individual's performance in the overall achievement of the Corporation's objectives. In addition, in connection with the award of a stock option, PSR or RSR, the Committee considered the amount and terms of any previous awards, the current price of the Common Stock and the performance of the Common Stock over time.

In connection with the Committee's consideration of compensation for the Corporation's executive officers, including Mr. Eigsti, the Committee reviewed information regarding compensation practices and levels of competitors of the Corporation and its operating subsidiaries (including the companies that comprise the Peer Index) as well as non-competing companies of a similar size to the Corporation or its operating subsidiaries. Detailed compensation information was obtained from the proxy statements of publicly-held companies. In addition, the Committee reviewed compensation information compiled by two independent consulting firms as well as that collected by the Corporation's Human Resources Department.

The purpose of this review was to confirm that the Committee's approach to compensation continues to be appropriate given the Corporation's lines of business, size and culture and the geographic location of the Corporation's executive officers. For 1997 the Committee confirmed that its approach to compensation was suitable to the achievement of the general purposes of the Corporation's compensation policies and plans. The Committee did not engage in this review for the purpose of targeting any element of compensation, including salaries, paid to the Corporation's executive officers at, below or above the median paid by any other company or group of companies.

CONSIDERATIONS IN CONNECTION WITH MR. EIGSTI'S COMPENSATION

The Committee made subjective judgments with respect to an increase in Mr. Eigsti's compensation and awards of stock options, RSRs and PSRs to him. In connection with those awards, the Committee took into account the cumulative total return to the Corporation's shareholders and the other financial measures listed above under "Corporate Performance." Mr. Eigsti's leadership, strategic thinking and managerial abilities, as well as both historical and competitive compensation levels for his responsibilities, are considered in setting his salary and total compensation.

The calculations of the annual bonus and contributions or accruals with respect to the Corporation's retirement plans are made pursuant to the terms of those plans which apply to all employees. Consequently, the Committee does not separately determine the amount or the payment of any such bonus, contribution or accrual for Mr. Eigsti or any other executive officer.

ADDITIONAL INFORMATION

The tables under "Compensation of Named Executive Officers" accompany this report and reflect the decisions covered by the foregoing discussion.

Under Section 162(m) of the Code, the federal income tax deduction for certain types of compensation paid to the chief executive officer and four other most highly-paid officers of publicly-held companies is subject to an annual limit of $1 million per employee. The Corporation may pay compensation that exceeds this limit and did so with respect to Mr. Eigsti's compensation for 1997.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

This report is submitted over the names of the members of the Compensation
Committee:

GEORGE H. WEYERHAEUSER, CHAIR
PHYLLIS J. CAMPBELL
ROBERT S. CLINE
JOHN W. ELLIS
WILLIAM G. REED, JR.

                    COMPENSATION OF NAMED EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

The amount of all compensation paid to the Named Executive Officers for services in all capacities to the Corporation and its subsidiaries during the past three years is stated below:

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM
                                                                                         COMPENSATION AWARDS
                                                                                      -------------------------
                                                                                                    SECURITIES
                                                               ANNUAL COMPENSATION                  UNDERLYING
                                                              ----------------------   RESTRICTED    OPTIONS/      ALL OTHER
                                                                SALARY    BONUS (3)   STOCK AWARDS     SARS       COMPENSATION
NAME AND PRINCIPAL POSITION                          YEAR        ($)         ($)         (4)($)         (#)           ($)
-------------------------------------------------  ---------  ----------  ----------  ------------  -----------  --------------
R.H. Eigsti                                             1997  $  763,333  $  138,497   $  475,000       50,000   $   103,186(5)
 Chairman and                                           1996     666,667      66,667      414,719       50,000       102,036
 Chief Executive Officer                                1995     650,000      65,000      310,300       50,000        93,265

B.A. Dickey (1)                                         1997     512,500      92,710      300,200       30,000        69,279(6)
 President and                                          1996     455,833      45,583      234,406       30,000        69,717
 Chief Operating Officer                                1995     390,000      39,000      192,600       30,000        55,775

W.R. Stoddard (2)                                       1997     241,667      56,071       76,000        6,500        32,669(7)
 President of the Corporation's
 Property & Casualty Subsidiaries

R.E. Zunker                                             1997     285,417      28,542      125,400       13,000        38,583(8)
 President of the Corporation's                         1996     272,917      27,292      126,219       15,000        41,679
 Life & Health Subsidiaries                             1995     250,000      25,000      107,000       16,000        35,588

J.W. Ruddy                                              1997     240,417      42,691       91,200        7,000        32,500(9)
 Senior Vice President                                  1996     212,500      21,250       79,338       12,000        32,417
 and General Counsel                                    1995     195,000      19,500       66,875            0        24,525

------------------------

(1) Mr. Dickey became President and Chief Operating Officer of the Corporation on August 7, 1996.

(2) Mr. Stoddard became President of the Corporation's property and casualty subsidiaries on July 1, 1997.

(3) The dollar amounts in this column include (i) a cash bonus and (ii) in the case of 1997 only, payments in settlement of PSRs awarded in 1997. A cash bonus of up to 10% of annual salary is paid to each employee of the insurance, credit and asset management operations who has at least three years of service when the pre-tax results from such operations support such a bonus. The percent of salary paid as a bonus was 10% for each of 1997, 1996 and 1995.

    PSRs are three-year grants pursuant to which annual payments of a portion of the total award may be made based on achievement of specified performance goals. Performance goals are established at the time of grant. The amounts included for 1997 with respect to PSR settlements were $62,164 for

    Mr. Eigsti, $41,460 for Mr. Dickey, $31,904 for Mr. Stoddard, $0 for Mr. Zunker, and $18,649 for Mr. Ruddy.

(4) RSRs are awarded under the Corporation's stock-based incentive program and entitle an employee who remains continuously employed by the Corporation or its subsidiaries for a stated number of years to receive a specified number of shares of Common Stock or cash equal to the fair market value of such shares on the settlement date. Holders of RSRs are entitled to receive an amount equivalent to the dividends which would be paid on an equivalent number of shares of Common Stock. The dollar amounts in this column are determined by multiplying the number of shares covered by an RSR by the closing market price of the Common Stock on the grant date.

    In 1997 the Corporation awarded RSRs to the Named Executive Officers in the following amounts: 12,500 shares for Mr. Eigsti, 7,900 for Mr. Dickey, 2,000 for Mr. Stoddard, 3,300 for Mr. Zunker, and 2,400 for Mr. Ruddy. Each award was made on February 5 and will vest and be settled in 25% installments on the Wednesday closest to the first, second, third and fourth anniversary dates of the award.

    The following are the total number of RSRs held by the Named Executive Officers and the total value of such holding at December 31, 1997: for Mr. Eigsti, 29,425 RSRs with a value of $1,434,469; for Mr. Dickey, 17,975 RSRs with a value of $876,281; for Mr. Stoddard, 3,950 RSRs with a value of $192,563; for Mr. Zunker, 8,825 RSRs with a value of $430,219; and for Mr. Ruddy, 5,850 RSRs with a value of $285,188.

(5) Includes net contributions to the Corporation's Profit-Sharing Plan of $13,278, net contributions to the Corporation's Savings Plan of $6,400, and allocations to non-qualified plans of $59,375 with respect to the Profit-Sharing Plan and $24,133 with respect to the Savings Plan for amounts which may not be contributed to the qualified plans because of limitations imposed by the Code ("Non-Qualified Allocations").

(6) Includes net contributions to the Corporation's Profit-Sharing Plan of $13,278 and to the Savings Plan of $6,400, and Non-Qualified Allocations of $35,501 with respect to the Profit-Sharing Plan and $14,100 with respect to the Savings Plan.

(7) Includes net contributions to the Corporation's Profit-Sharing Plan of $13,278 and to the Savings Plan of $6,400, and Non-Qualified Allocations of $9,724 with respect to the Profit-Sharing Plan and $3,267 with respect to the Savings Plan.

(8) Includes net contributions to the Corporation's Profit-Sharing Plan of $13,278 and to the Savings Plan of $6,400, and Non-Qualified Allocations of $13,888 with respect to the Profit-Sharing Plan and $5,017 with respect to the Savings Plan.

(9) Includes net contributions to the Corporation's Profit-Sharing Plan of $13,278 and to the Savings Plan of $6,400, and Non-Qualified Allocations of $9,605 with respect to the Profit-Sharing Plan and $3,217 with respect to the Savings Plan.

STOCK OPTION AWARDS

Information concerning grants of stock options to the Named Executive Officers during 1997 is stated below. Under regulations of the Securities and Exchange Commission the assumed rates of appreciation of 5% and 10% are required to be used. These assumed appreciation rates are not based on the historic performance of the Common Stock or any other stock or stock index. Any appreciation in the value of the stated stock options will occur only if the Common Stock increases in value. Changes in the market price of the Common Stock are dependent on the future performance of the Corporation as well as overall stock market performance. There can be no assurance that the amounts or rates of appreciation stated in the following table will be achieved.

Were one to apply the assumed rates of appreciation to the Common Stock of the Corporation for the same ten-year period as required for options in the following table, market capitalization would increase from $5.0 billion to $8.2 billion at the 5% rate and to $13.0 billion at the 10% rate. In addition, a shareholder, unlike an option holder, would receive dividends paid by the Corporation during that ten-year period.

                             OPTION GRANTS IN 1997

                                                      INDIVIDUAL GRANTS
                                     ----------------------------------------------------  POTENTIAL REALIZABLE VALUE
                                      NUMBER OF                                            AT ASSUMED ANNUAL RATES OF
                                     SECURITIES     PERCENT OF                              STOCK PRICE APPRECIATION
                                     UNDERLYING    TOTAL OPTIONS                                FOR OPTION TERM
                                       OPTIONS      GRANTED TO     EXERCISE                --------------------------
                                     GRANTED(1)    EMPLOYEES IN    PRICE(2)   EXPIRATION      5%(3)         10%(4)
NAME                                     (#)        FISCAL YEAR     ($/SH)       DATE          ($)           ($)
-----------------------------------  -----------  ---------------  ---------  -----------  ------------  ------------
R.H. Eigsti........................      50,000          15.4%     $  39.625     4/28/07   $  1,245,997  $  3,157,602

B.A. Dickey........................      30,000           9.2%        39.625     4/28/07        747,598     1,894,561

W.R. Stoddard......................       6,500           2.0%        39.625     4/28/07        161,980       410,488

R.E. Zunker........................      13,000           4.0%        39.625    11/30/98         41,534        84,566

J.W. Ruddy.........................       7,000           2.2%        39.625     4/28/07        174,440       442,064

------------------------

(1) Options to purchase SAFECO Common Stock. No stock appreciation rights were granted to any person named in this table. The grant date for each option is April 28, 1997. For each option granted, 25% of the shares subject to the option become exercisable on the first, second, third and fourth anniversary dates of the option grant.

(2) The exercise price may be paid to the Corporation in cash, in shares of Common Stock valued at fair market value on the date of exercise, or in part cash and part stock. In addition, optionees may finance the exercise price of an option through a subsidiary of the Corporation. The interest rate on such loans fluctuates quarterly and is equal to the most recently published applicable federal rate determined pursuant to Section 1274(d) of the Code.

(3) This rate of appreciation produces an ending market price of $64.54 per share on April 28, 2007, and $42.82 per share on November 30, 1998.

(4) This rate of appreciation produces an ending market price of $102.78 per share on April 28, 2007, and $46.13 per share on November 30, 1998.

STOCK OPTION EXERCISES

Information concerning exercises of stock options during 1997 by the Named Executive Officers and the value of their unexercised options and stock appreciation rights at December 31, 1997 is stated below:

                      AGGREGATED OPTION EXERCISES IN 1997
                   AND OPTION/SAR VALUES AT DECEMBER 31, 1997

                                                                   NUMBER OF SECURITIES
                                                                        UNDERLYING         VALUE OF UNEXERCISED
                                                                   UNEXERCISED OPTIONS   IN-THE-MONEY OPTIONS AT
                                                                   AT DECEMBER 31, 1997    DECEMBER 31, 1997(1)
                                             SHARES                        (#)                     ($)
                                           ACQUIRED ON    VALUE    --------------------  ------------------------
                                            EXERCISE    REALIZED       EXERCISABLE/            EXERCISABLE/
NAME                                           (#)         ($)        UNEXERCISABLE           UNEXERCISABLE
-----------------------------------------  -----------  ---------  --------------------  ------------------------
R.H. Eigsti..............................       4,176   $ 121,757    107,176    150,000  $ 2,419,615  $ 2,335,000

B.A. Dickey..............................      10,000     279,375     86,200     92,000    2,017,506    1,443,594

W.R. Stoddard............................       2,750      69,672     11,300     16,750      288,050      248,672

R.E. Zunker..............................           0          NA     70,500          0    1,261,406            0

J.W. Ruddy...............................       1,000      21,000     23,500     21,500      558,688      327,625

--------------------------

(1) Based on $48.75, the last sale price of the Corporation's Common Stock on December 31, 1997.

LONG-TERM INCENTIVE PLAN AWARDS IN 1997

Information concerning awards of performance stock rights during 1997 to the Named Executive Officers is stated below:

                    LONG-TERM INCENTIVE PLAN AWARDS IN 1997

                                                                                        ESTIMATED FUTURE PAYOUTS UNDER
                                                 NUMBER OF                             NON-STOCK-PRICE-BASED PLANS (1)
                                               SHARES, UNITS   PERFORMANCE OR OTHER
                                              OR OTHER RIGHTS      PERIOD UNTIL      ------------------------------------
NAME                                                (#)        MATURATION OR PAYOUT     THRESHOLD (#)       MAXIMUM (#)
--------------------------------------------  ---------------  --------------------  -------------------  ---------------
R.H. Eigsti.................................        12,500            1997-1999                   0             12,500

B.A. Dickey.................................         8,333            1997-1999                   0              8,333

W.R. Stoddard...............................         3,500            1997-1999                   0              3,500

R.E. Zunker.................................         4,583            1997-1999                   0              4,583

J.W. Ruddy..................................         3,750            1997-1999                   0              3,750

--------------------------

(1) The performance stock rights will vest and shares will become payable only to the extent that specified performance goals (E.G., return on equity; increases in operating earnings, income and stock price; expense levels; and premium growth) are achieved. The awards cover a three-year performance period, within which there are three Performance Cycles. Only the shares relating to the second and third Performance Cycles (1997-1998 and 1997-1999, respectively) are included in this table. The payment made for the first Performance Cycle is reported under the Bonus column of the Summary Compensation Table.

RETIREMENT PROGRAM

The Corporation's retirement program is comprised of three plans which qualify for favorable tax treatment under the Code and two non-qualified supplemental plans. The three qualified plans are the Cash Balance Plan, the Profit-Sharing Plan and the Savings Plan. The two non-qualified plans are the SAFECO Employees' Supplemental Retirement Plan A and the SAFECO Employees' Supplemental Retirement Plan B ("Supplemental Plan A" and "Supplemental Plan B," respectively). The two non-qualified plans are designed to allocate to employees amounts not eligible for contribution under the qualified plans because of limitations imposed by the Code. All employees (except Non-Participating Employees) are eligible to participate in the plans.

The Profit-Sharing Plan and the Savings Plan are defined contribution plans while the Cash Balance Plan is a defined benefit plan. With respect to the Cash Balance and Profit-Sharing Plans, annually 5% of the Corporation's net profits, as defined in those plans, is set aside and credited or contributed as follows:
The Cash Balance Plan is credited with an amount equal to 3% of the annual compensation of participating employees plus 5% interest on the cumulative amount credited for prior years (together, the "Accrued Benefit"). The portion of the Accrued Benefit in excess of limitations imposed under Section 401(a)(17) of the Code is accrued in Supplemental Plan B.

The estimated annual benefits payable upon normal retirement to the Named Executive Officers from the Cash Balance Plan and corresponding portion of Supplemental Plan B are as follows: $39,050 for Mr. Eigsti, $32,655 for Mr. Dickey, $21,663 for Mr. Stoddard, $5,961 for Mr. Zunker and $25,504 for Mr. Ruddy.

The balance of the 5% of net profits remaining (after crediting the Cash Balance Plan with 3% of the participating employees' annual compensation) is contributed to the Profit-Sharing Plan, up to a maximum of 12% of participants' compensation, and allocated among participants based on their relative compensation for the year. The portions of the Profit-Sharing contribution in excess of limitations imposed under Sections 415 and 401(a)(17) of the Code are credited to participants' accounts in Supplemental Plan A and Supplemental Plan B, respectively.

The Savings Plan is funded by voluntary employee contributions not to exceed 6% of compensation and contributions by the Corporation of 66 2/3% of the employee contributions. The portion of the employer contributions to the Savings Plan in excess of limitations imposed under Section 401(a)(17) of the Code is credited to the participants' accounts in Supplemental Plan B.

                  CHANGE IN CONTROL AND RETIREMENT AGREEMENTS

Messrs. Eigsti, Dickey, Stoddard, Zunker and Ruddy are among several officers of the Corporation or its subsidiaries who have agreements which provide for payments to them under certain circumstances following a change in control of the Corporation (as defined in the agreements). Under the agreements, if the officer in question is discharged without cause, demoted or given other good reason to resign following a change in control of the Corporation or, in the case of the agreements with Messrs. Stoddard, Zunker and Ruddy, decides one year following a change in control to resign, then the agreements call for a lump-sum cash payment of up to three times annual salary, continuation of life and health benefits for three years, payment for accrued vacation and sick leave, payment of amounts allocated under the Corporation's bonus plan, payment of amounts payable under any incentive plan, and payment of certain retirement benefits. In addition, the agreements with Messrs. Stoddard, Zunker and Ruddy provide that vesting of awards under the Corporation's incentive plans will occur, and if any excise tax is levied on payments made under the agreements, then an additional payment will be made so that the net payments received by the officer under the agreement will equal the amount that would have been paid had the excise tax not been levied.

The stock options awarded to the Named Executive Officers, as well as to other key employees, under the SAFECO Long-Term Incentive Plan of 1997 ("Plan") and the predecessor incentive plan provide for accelerated vesting in the event of a change in control of the Corporation. Moreover, under the terms of the Plan, in such event all outstanding restricted stock right awards immediately will become vested and payable in cash and, to the extent deemed earned under the formula set forth in the Plan, all outstanding performance stock rights will become immediately payable in cash.

In connection with Mr. Zunker's planned retirement at age 60 in August 1998, he was named Vice Chairman of SAFECO Life Insurance Company in February 1998. Mr. Zunker and SAFECO Life entered into an agreement with respect to his retirement which confirms the amounts due to him under the Corporation's employee welfare and benefit plans upon retirement, contemplates the acceleration of vesting of his outstanding stock options (which has since occurred), provides for payment of his current salary through August 1998 and certain special payments not material in amount to the Corporation, and confirms the expiration pursuant to their terms of his stock options, performance stock rights and restricted stock rights.

                              CERTAIN TRANSACTIONS

In the ordinary course of business, the Corporation and its subsidiaries enter into transactions with other business entities of which certain of the Corporation's directors and nominees for director are executive officers, partners or shareholders. The terms of all such transactions were as fair to the Corporation and its subsidiaries as could have been obtained from third parties.

Mrs. Runstad, a director of the Corporation, is of counsel to the Seattle law firm of Foster Pepper & Shefelman PLLC, which received fees for legal services provided to the Corporation and its subsidiaries during 1997.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

The members of the Compensation Committee during 1997 were George H. Weyerhaeuser, Chair, Phyllis J. Campbell, Robert S. Cline, John W. Ellis, and William G. Reed, Jr.

                                    AUDITING

Ernst & Young LLP, the Corporation's independent auditors since 1987, has been selected by the Audit Committee to be the auditors for the current year, subject to the approval of the Board of Directors at its meeting on May 6, 1998. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he desires to do so and to respond to appropriate questions.

               SHAREHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

The Corporation's 1999 Annual Meeting of Shareholders will be held on May 5, 1999. Under the federal proxy solicitation rules, in connection with the preparation of proxy materials for the 1999 Annual Meeting of Shareholders, any proposal submitted by a shareholder for such meeting must be received by the Corporation by November 20, 1998.

             NOTICE REQUIREMENTS FOR SHAREHOLDERS TO BRING BUSINESS
                              AT AN ANNUAL MEETING

The Corporation's Bylaws provide that shareholders may nominate persons for election to the Board of Directors only if a written notice of intention to nominate has been received by the secretary to the Board of Directors at SAFECO Plaza, Seattle, Washington 98185, not less than 60 days nor more than 90 days before the scheduled date of the Annual Meeting of Shareholders. The notice must contain the name, address, telephone number, and number of shares of Common Stock owned by the nominating shareholder and the information relating to each nominee required with respect to nominees for director under the federal proxy solicitation rules. The notice of nomination must be accompanied by each nominee's written consent to being a nominee and statement of intention to serve as a director if elected.

The Corporation's Bylaws further provide that for a shareholder to bring other business before an Annual Meeting of Shareholders, the shareholder must file a written notice of intention to bring such business with the Secretary of the Corporation at SAFECO Plaza, Seattle, Washington 98185, within the time frame described above. The notice must contain the name, address, telephone number and number of shares of Common Stock owned by the shareholder intending to bring such business before the meeting, a description of the business and reasons for conducting it at the meeting, and any material interest of the shareholder in such business.

                                 OTHER MATTERS

THE CORPORATION FILES AN ANNUAL REPORT ON FORM 10-K WITH THE SEC. A COPY OF THE CORPORATION'S MOST RECENT FORM 10-K REPORT WILL BE FURNISHED WITHOUT CHARGE TO ANY SHAREHOLDER WHO MAKES WRITTEN REQUEST TO ROD A. PIERSON, SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, SAFECO CORPORATION, SAFECO PLAZA, SEATTLE, WASHINGTON 98185.

The Board is not aware of any other matters to be presented for action at the Annual Meeting. If any other matters come before the Annual Meeting, the persons named in the enclosed proxy will vote all proxies in accordance with their best judgment.

All shares represented by the enclosed proxy, if returned prior to the Annual Meeting, will be voted in the manner specified by the shareholder. If neither a specific instruction is given nor authority withheld, the proxy will be voted for each of the director nominees.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY AND THAT YOUR SHARES BE REPRESENTED. SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.

                                     [SIGNATURE]
Seattle, Washington                  Roger H. Eigsti
March 20, 1998                       Chairman and Chief Executive Officer

                         SAFECO CORPORATION

         PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
      OF THE CORPORATION FOR THE ANNUAL MEETING OF SHAREHOLDERS
                            MAY 6, 1998

The undersigned hereby appoints Roger H. Eigsti, John W. Ellis, Joshua Green III, Judith M. Runstad and George H. Weyerhaeuser, each with full power of substitution, as the true and lawful attorneys and proxies for the undersigned, to represent and vote the undersigned's shares at the Annual Meeting of Shareholders of SAFECO Corporation to be held at the SAFECO Auditorium, SAFECO Plaza, Seattle, Washington, at 11:00 a.m. on May 6, 1998, or any adjournment or postponement thereof, and to represent and vote all of the shares the undersigned would be entitled to vote if personally present in the transaction of such business as may properly come before the meeting.

                         CHANGE OF ADDRESS

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(If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES NAMED ABOVE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

P
R
O
X
Y


                                                                   SEE REVERSE
                                                                          SIDE

------------------------------------------------------------------------------

                        FOLD AND DETACH HERE

X  PLEASE MARK YOUR
   VOTES AS IN THIS
   EXAMPLE.

        (The Board of Directors recommends a vote "FOR" all nominees.)

                                                                              Change of Address
                    FOR           WITHHELD        NOMINEES:                   on Reverse Side

1. Election of     /  /             /  /          Robert S. Cline                 /  /
   Directors                                      Roger H. Eigsti
                                                  John W. Ellis
                                                  William W. Krippaehne, Jr.

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For, except vote withheld from the following nominee(s):

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This proxy when properly executed will be voted as directed herein.  IF NO
DIRECTION IS GIVEN, THE PROXIES NAMED ON THE REVERSE SIDE INTEND TO VOTE THE
SHARES TO WHICH THIS PROXY RELATES ""FOR'' ITEM 1.  THE PROXIES WILL VOTE IN
THEIR DISCRETION ON ANY OTHER MATTERS PROPERLY COMING BEFORE THE MEETING.
The undersigned hereby revokes all prior proxies given by the undersigned to vote at the meeting or any adjournment or postponement thereof.


SIGNATURE(S)                               DATE
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Please sign exactly as name appears hereon.  If the stock is registered in the names of two or more persons, each should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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